Exhibit 99.1

Laird Superfood Reports Third Quarter 2026 Financial Results

Third quarter revenue increases 225% to $42.0 million.

Net Income of $1.7 million; Adjusted EBITDA of $2.1 million.

Boulder, Colorado – November 12, 2026 – Laird Superfood, Inc. (NYSE American: LSF) (“Laird Superfood,” the “Company”, “we”, and “our”), today reported financial results for the third quarter ended September 30, 2026.

Jason Vieth, Chief Executive Officer, commented, “Q3 was our first full quarter operating Laird Superfood, Navitas Organics, and Terrasoul Superfoods as one platform. Net sales grew 225% to $42.0 million, and Adjusted EBITDA reached $2.1 million as we began capturing synergies. We remain excited by the consumer opportunities in front of us and are increasing our marketing activity to capture and sustain growth from the health and wellness trends that continue to play into the strenghts of our brands. Our new executive team is now in place and, with $17.3 million in cash and no debt, we are well positioned for continued, profitable growth.”

Third Quarter 2026 Highlights

●	Net sales increased by 225% to $42.0 million compared to $12.9 million in the corresponding prior year period. The increase was primarily attributable to the contribution of Navitas and Terrasoul acquisition and distribution expansion in retail channel.

●	E-commerce sales increased by 268% year-over-year and contributed 54% of total Net sales, led by the addition of Navitas and Terrasoul sales and strong sales growth on Amazon.com, offset in part by softness in the direct-to-consumer channel.

●	Wholesale sales increased by 187% year-over-year and contributed 46% of total Net sales, driven by the addition of Navitas and Terrasoul sales.

●	Gross profit increased 164% to $12.4 million, or 29.6% of net sales as compared to $4.7 million, or 36.5% of net sales in the corresponding prior year period. The margin compression was primarily due to inflationary commodity costs, fuel and freight charges, and lower margins associated with the Terrasoul brand and its lower brand investment business model.

●	Net income was $1.7 million, or $0.03 per basic and diluted share attributable to common shareholders, compared to net loss of ($1.0) million, or ($0.09) per basic and diluted share, in the corresponding prior year period. The improvement was driven by by adjustments to the fair value of contingent consideration related to the acquisitions, and the first full-quarter contributions of Navitas and Terrasoul. This was offset in part by a discrete income tax expense related to goodwill arising from the acquisitions.

●	Adjusted EBITDA, which is a non-GAAP financial measure, was $2.1 million, compared to $0.2 million in the corresponding prior year period. The increase was driven primarily by the addition of Navitas and Terrasoul acquisitions early synergies realization, offset in part by inflationary commodity costs and higher marketing and selling expenses. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

Year-to-Date 2026 Highlights

●	Net sales increased by 166% to $97.2 million compared to $36.5 million in the corresponding prior year period. The increase was primarily attributable to the contributions of Navitas and Terrasoul, and distribution expansion in retail channel.

●	E-commerce sales increased by 158% year-over-year and contributed 49% of total Net sales, led by the addition of Navitas and Terrasoul sales and strong sales growth on Amazon.com, offset in part by softness in the direct-to-consumer channel.

●	Wholesale sales increased by 174% year-over-year and contributed 51% of total Net sales, driven by the addition of Navitas and Terrasoul sales, as well as new and existing item expansion in the wholesale channel.

●	Gross profit increased by 106% to $29.6 million, or 30.4% of net sales, compared to $14.4 million, or 39.3% of net sales, in the corresponding prior year period. The margin compression was primarily due to inflationary commodity costs, fuel and freight charges, and lower margins associated with the Terrasoul brand and its lower brand investment business model.

●	Net income was $1.7 million, or $0.00 per basic share attributable to common shareholders, compared to net loss of ($1.5) million, or ($0.14) per basic and diluted share, in the corresponding prior year period. The improvement was driven by adjustments to the fair value of contingent consideration related to the acquisitions, a discrete income tax benefit related to the release of valuation allowance on deferred tax liabilities acquired in connection with the Navitas acquisition, and the contributions of Navitas and Terrasoul, offset in part by costs incurred in connection with the acquisition and integration of Navitas and Terrasoul, and, to a lesser degree, by inflationary commodity costs.

●	Adjusted EBITDA, which is a non-GAAP financial measure, was $3.9 million, compared to $0.7 million in the corresponding prior year period. The increase was attributable primarily to addition of Navitas and Terrasoul brands, offset in part by inflationary commodity costs and higher marketing and selling expenses. For more details on non-GAAP financial measures, refer to the information in the non-GAAP financial measures section of this press release.

REVENUE DISAGGREGATION

(unaudited)

	Three Months Ended September 30,
	2026		2025
	$	% of Total	$	% of Total
Coffee solutions	$11,639,610	28%	$11,777,299	91%
Functional foods	15,951,720	38%	2,965,785	23%
Superfood ingredients	18,625,534	44%	3,270	—%
Gross sales	46,216,864	110%	14,746,354	114%
Shipping income	137,006	0%	121,170	1%
Discounts and promotional activity	(4,399,389)	(10)%	(1,971,862)	(15)%
Sales, net	$41,954,481	100%	$12,895,662	100%

	Three Months Ended September 30,
	2026		2025
	$	% of Total	$	% of Total
E-commerce	$22,509,093	54%	$6,123,360	47%
Wholesale	19,445,388	46%	6,772,302	53%
Sales, net	$41,954,481	100%	$12,895,662	100%

	Nine Months Ended September 30,
	2026		2025
	$	% of Total	$	% of Total
Coffee solutions	$36,245,974	37%	$32,091,213	88%
Functional foods	32,684,295	34%	9,752,434	27%
Superfood ingredients	40,751,040	42%	123,438	—%
Gross sales	109,681,309	113%	41,967,085	115%
Shipping income	382,638	0%	381,517	1%
Discounts and promotional activity	(12,873,730)	(13)%	(5,807,939)	(16)%
Sales, net	$97,190,217	100%	$36,540,663	100%

	Nine Months Ended September 30,
	2026		2025
	$	% of Total	$	% of Total
E-commerce	$47,997,733	49%	$18,573,820	51%
Wholesale	49,192,484	51%	17,966,843	49%
Sales, net	$97,190,217	100%	$36,540,663	100%

Balance Sheet and Cash Flow Highlights

Cash, cash equivalents, and restricted cash as of September 30, 2026, totaled $17.3 million, as compared to $5.3 million as of December 31, 2025. The increase in cash was primarily a result of proceeds from the issuance of Series A Preferred Stock, offset by the consideration paid in the acquisitions of Navitas in the first quarter and Terrasoul in the second quarter, as well as due to the timing of working capital investments. There was no outstanding debt as of September 30, 2026.

2026 Financial Outlook

For fiscal year 2026, the Company continues to expect consolidated Net sales in the range of $135 to $140 million, reflecting a full year of Laird Superfood and the post-acquisition contributions of Navitas and Terrasoul. Adjusted EBITDA is now expected to be in the range of $5 to $6 million for fiscal 2026. This reaffirmed guidance reflects the Company's continued confidence in growth trends across its business and the pace of synergy capture achieved to date. The Company will provide updated guidance as integration milestones are achieved and visibility into the full-year outlook improves.

Laird Superfood has not provided a reconciliation between its forecasted Adjusted EBITDA and net income (loss), its most directly comparable GAAP measure, because applicable information for future periods, on which this reconciliation would be based, is not available without unreasonable effort due to the unavailability of reliable estimates for stock-based compensation, due to volatility in our stock price, and state and local income taxes, among other items. These items may vary greatly over periods and could significantly impact future financial results.

Conference Call and Webcast Details

We will host a conference call and webcast at 5:00 p.m. ET today to discuss our financial results. Participants may access the live webcast on the Laird Superfood Investor Relations website at https://investors.lairdsuperfood.com under “Events”. The webcast will be archived on the Company's website and will be available for replay for at least two weeks.

About Laird Superfood

Laird Superfood, Inc. creates award-winning, plant-based superfood products that are clean, delicious, and functional. Our products are designed to enhance a consumer's daily ritual and keep them fueled naturally throughout the day. Laird Superfood was co-founded in 2015 by the world's most prolific big-wave surfer, Laird Hamilton. Laird Superfood's offerings are environmentally conscientious, responsibly tested and made with real ingredients. Shop all products online at www.lairdsuperfood.com and join the Laird Superfood community on social media for the latest news and daily doses of inspiration.

Forward-Looking Statements

This press release and the conference call referencing this press release contain “forward-looking” statements, as that term is defined under the federal securities laws, including but not limited to our 2026 financial outlook and statements regarding Laird Superfood’s anticipated expansion across its platforms, channels, products, and geographies, cash runway, future financial performance, and growth. Such forward-looking statements may be identified by words such as “anticipates,” “believes,” “continues,” “could,” “estimates,” “expects,” “intends,” “may,” “outlook,” “plans,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would,” or the antonyms of these terms or other comparable terminology. These forward-looking statements are based on Laird Superfood’s current assumptions, expectations and beliefs and are subject to substantial risks, uncertainties, assumptions and changes in circumstances that may cause Laird Superfood’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

The risks and uncertainties referred to above include, but are not limited to: (1) volatility regarding our revenue, expenses, including shipping expenses, and other operating results; (2) our ability to acquire new direct and wholesale customers and successfully retain existing customers; (3) our ability to attract and retain our suppliers, distributors and co-manufacturers, and effectively manage their costs and performance; (4) effects of real or perceived quality or health issues with our products or other issues that adversely affect our brand and reputation; (5) our ability to innovate on a timely and cost-effective basis, predict changes in consumer preferences and develop successful new products, or updates to existing products, and develop innovative marketing strategies; (6) adverse developments regarding prices and availability of raw materials and other inputs, a substantial amount of which come from a limited number of suppliers outside the United States, including in areas which may be adversely affected by climate change; (7) effects of changes in the tastes and preferences of our consumers and consumer preferences for natural and organic food products; (8) the financial condition of, and our relationships with, our suppliers, co-manufacturers, distributors, retailers and food service customers, as well as the health of the food service industry generally; (9) the ability of ourselves, our suppliers and co-manufacturers to comply with food safety, environmental or other laws or regulations and the potential impact of policy changes regarding imports, exports, and tariffs; (10) our plans for future investments in our business, our anticipated capital expenditures and our estimates regarding our capital requirements, including our ability to continue as a going concern; (11) the costs and success of our marketing efforts, and our ability to promote our brand; (12) our reliance on our executive team and other key personnel and our ability to identify, recruit and retain skilled and general working personnel; (13) our ability to effectively manage our growth; (14) our ability to compete effectively with existing competitors and new market entrants; (15) the impact of adverse economic conditions, consumer confidence and spending levels; (16) the growth rates of the markets in which we compete, and (17) the other risks described in our Annual Report on Form 10-K for the year ended December 31, 2025 and other filings we make with the Securities and Exchange Commission.

Investor Relations Contact

Trevor Rousseau

investors@lairdsuperfood.com

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Sales, net	$41,954,481	$12,895,662	$97,190,217	$36,540,663
Cost of goods sold	(29,521,912)	(8,193,480)	(67,599,409)	(22,175,938)
Gross profit	12,432,569	4,702,182	29,590,808	14,364,725
General and administrative
Salaries, wages, and benefits	2,262,668	1,004,766	4,919,460	3,348,560
Change in fair value of contingent consideration	(4,117,000)	—	(4,070,000)	—
Other general and administrative	4,300,120	1,694,823	12,478,267	3,797,556
Total general and administrative expenses	2,445,788	2,699,589	13,327,727	7,146,116
Sales and marketing
Marketing and advertising	4,077,359	1,930,477	10,335,850	5,633,952
Selling	3,654,019	1,067,698	8,603,575	3,197,735
Total sales and marketing expenses	7,731,378	2,998,175	18,939,425	8,831,687
Total operating expenses	10,177,166	5,697,764	32,267,152	15,977,803
Operating income (loss)	2,255,403	(995,582)	(2,676,344)	(1,613,078)
Other income	133,406	27,647	283,713	147,656
Income (loss) before income taxes	2,388,809	(967,935)	(2,392,631)	(1,465,422)
Income tax benefit (expense)	(662,753)	(7,131)	4,064,536	(28,004)
Net income (loss)	$1,726,056	$(975,066)	$1,671,905	$(1,493,426)
Net income (loss) attributable to common stockholders	$309,330	$(975,066)	$(5,290)	$(1,493,426)
Net income (loss) per share:
Basic	$0.03	$(0.09)	$(0.00)	$(0.14)
Diluted	$0.03	$(0.09)	$(0.00)	$(0.14)
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, basic	11,183,597	10,664,585	10,997,310	10,513,356
Weighted-average shares of common stock outstanding used in computing net loss per share of common stock, diluted	11,735,798	10,664,585	10,997,310	10,513,356

LAIRD SUPERFOOD, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities
Net income (loss)	$1,671,905	$(1,493,426)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	2,508,495	186,034
Stock-based compensation	2,486,193	1,436,436
Provision for inventory obsolescence	112,645	515,147
Impairment of long-lived intangible assets	—	661,103
Deferred income tax benefit (release of valuation allowance)	(4,092,430)	—
Fair value adjustment to contingent consideration	(4,070,000)	—
Other operating activities, net	567,157	60,037
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,626,899)	(211,756)
Inventory	(3,903,916)	(4,518,384)
Prepaid expenses and other current assets	(705,498)	735,043
Operating lease liability	(474,243)	(79,475)
Accounts payable	(1,381,432)	397,462
Accrued expenses	932,267	(588,385)
Related party liabilities	(3,000)	46,333
Net cash from operating activities	(9,978,756)	(2,853,831)
Cash flows from investing activities
Purchase of property and equipment	(100,679)	(76,454)
Acquisition of a business, net of cash acquired (Note 2)	(87,244,900)	—
Net cash from investing activities	(87,345,579)	(76,454)
Cash flows from financing activities
Common stock issuances, net of taxes	154,839	(301,635)
Preferred stock issuances	110,000,000	—
Preferred stock issuance costs	(825,775)	—
Net cash from financing activities	109,329,064	(301,635)
Net change in cash, cash equivalents, and restricted cash	12,004,729	(3,231,920)
Cash, cash equivalents, and restricted cash, beginning of period	5,320,600	8,514,152
Cash, cash equivalents, and restricted cash, end of period	$17,325,329	$5,282,232
Supplemental disclosures of cash flow information
Taxes paid to cover net issuances of incentive stock awards accrued in the prior period	$33,700	$29,898
Payment of deferred common stock offering costs accrued in the prior period	$238,517	$—
Supplemental disclosures of non-cash activities
Accretion of paid-in-kind preferred dividends	$1,677,195	$—
Fair value of contingent consideration liability established in the acquisition of a business (Note 2)	$4,070,000	$—
Prepaid expenses paid for with a short-term financing arrangement included in accrued expenses	$—	$169,229

LAIRD SUPERFOOD, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

	As of
	September 30, 2026	December 31, 2025
Assets
Current assets
Cash, cash equivalents, and restricted cash	$17,325,329	$5,320,600
Accounts receivable, net	13,363,701	3,899,205
Inventory	31,804,726	7,782,169
Prepaid expenses and other current assets	5,195,469	1,838,683
Total current assets	67,689,225	18,840,657
Property and equipment, net	2,678,762	41,203
Intangible assets, net	41,001,047	207,100
Goodwill	30,197,784	—
Right-of-use assets	3,511,822	128,877
Total assets	$145,078,640	$19,217,837
Liabilities, Mezzanine Equity, and Stockholders’ Equity
Current liabilities
Accounts payable	$8,731,019	$3,094,579
Accrued expenses	7,094,801	4,458,096
Related party liabilities	43,500	46,500
Lease liabilities, current portion	761,935	109,145
Total current liabilities	16,631,255	7,708,320
Long-term liabilities
Deferred tax liability, net	652,903	—
Lease liabilities	2,810,833	46,730
Total liabilities	20,094,991	7,755,050
Mezzanine equity
Series A preferred stock, $0.001 par value, 110,000 shares authorized and 110,000 shares issued and outstanding at September 30, 2026.	110,851,420	—
Total mezzanine equity	110,851,420	—
Stockholders’ equity
Common stock, $0.001 par value, 100,000,000 shares authorized at September 30, 2026 and December 31, 2025; 11,616,433 issued and 11,240,102 outstanding at September 30, 2026; and 11,071,096 issued and 10,694,765 outstanding at December 31, 2025.	11,240	10,695
Additional paid-in capital	123,819,605	122,822,613
Accumulated deficit	(109,698,616)	(111,370,521)
Total stockholders’ equity	14,132,229	11,462,787
Total liabilities, mezzanine equity, and stockholders’ equity	$145,078,640	$19,217,837

LAIRD SUPERFOOD, INC.

NON-GAAP FINANCIAL MEASURES

(unaudited)

In this press release, we report adjusted EBITDA, which is a financial measure not required by, or presented in accordance with, accounting principles generally accepted in the United States of America (“GAAP”). The Company’s management uses non-GAAP financial measures, both internally and externally, to assess and communicate the financial performance of the Company. The Company defines adjusted EBITDA as net income (loss), adjusted to exclude: (1) depreciation and amortization, (2) stock-based compensation, (3) income taxes, (4) other income, (5) expenses incurred in connection with the acquisition and integration of Navitas and Terrasoul, (6) changes in fair value of contingent consideration in relation to the Terrasoul acquisition, and (7) other non-recurring costs. The Company believes adjusted EBITDA is useful to investors because it facilitates comparisons of its core business operations, excluding non-cash costs and non-recurring events, across periods on a consistent basis.

Management uses adjusted EBITDA internally in analyzing the Company’s financial results to assess operational performance and to determine the Company’s future capital requirements. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared in accordance with GAAP. The Company believes that both management and investors benefit from referring to adjusted EBITDA in assessing its performance and when planning, forecasting and analyzing future periods. The Company believes adjusted EBITDA is useful to investors and others to understand and evaluate the Company’s operating results and it allows for a more meaningful comparison between the Company’s performance and that of competitors. Our use of adjusted EBITDA has limitations as an analytical tool, and you should not consider this performance measure in isolation from or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are that adjusted EBITDA does not reflect, among other things: cash capital expenditures for assets underlying depreciation and amortization expense that may need to be replaced or for new capital expenditures; interest expense; income tax expense from continuing operations; our working capital requirements; the potentially dilutive impact of stock-based compensation; and the provision for income taxes. Other companies, including companies in our industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because of these limitations, you should consider adjusted EBITDA along with other financial performance measures, including Net Sales, net loss, cash and cash equivalents, restricted cash, net cash used in operating activities and our financial results presented in accordance with GAAP.

The following table presents a reconciliation of net income (loss), the most directly comparable financial measure stated in accordance with GAAP, to adjusted EBITDA, for each of the periods presented:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income (loss)	$1,726,056	$(975,066)	$1,671,905	$(1,493,426)
Adjusted for:
Depreciation and amortization	1,227,097	60,137	2,508,495	186,034
Stock-based compensation	1,833,704	439,450	2,486,193	1,436,436
Income tax (benefit) expense	662,753	7,131	(4,064,536)	28,004
Other income	(133,406)	(27,647)	(283,713)	(147,656)
Impairment of long-lived intangible assets	—	661,103	—	661,103
Business combination and integration (a)	732,493	—	5,531,304	—
Change in fair value of contingent consideration	(4,117,000)	—	(4,070,000)	—
Other non-recurring costs (b)	147,000	—	147,000	—
Adjusted EBITDA	$2,078,697	$165,108	$3,926,648	$670,495
(a) The Company incurred professional fees related to business combination and integration activities in the three and nine months ended September 30, 2026.
(b) Includes costs incurred related to the voluntary withdrawal of products that did not meet our quality standards.